SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14-a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                         CENTRAL COAL & COKE CORPORATION
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               (Name of Registrant as Specified In Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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     and 0-11.
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[ ] Fee paid previously with preliminary materials.
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    fee was paid previously. Identify the previous filing by registration
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

                      CENTRAL COAL & COKE CORPORATION
                        KANSAS CITY, MISSOURI 64105

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 19, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Central Coal & Coke Corporation, a Delaware corporation, will be held at the Athenaeum at the California Institute of Technology, 551 South Hill Avenue, Pasadena, California, at 9:00 a.m., P.D.T. for the following purposes:

1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.   To appoint independent public accountants for the fiscal year;

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The stock transfer books will not be closed, but only stockholders of record at the close of business on March 16, 2000, will be entitled to vote at the meeting.

                                              /s/ Ray A. Infantino

March 21, 2000                               Secretary


                                 IMPORTANT

If you do not plan to attend this meeting please sign and return the enclosed proxy in the accompanying envelope

                      CENTRAL COAL & COKE CORPORATION
                       127 W. 10th Street, Suite 666
                        KANSAS CITY, MISSOURI 64105

                              MARCH 21, 2000

                             PROXY STATEMENT


     This proxy statement is furnished to the stockholders of Central Coal & Coke Corporation, A Delaware Corporation, (hereinafter "the Corporation") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on April 19, 2000. The enclosed proxy is solicited by the Board of Directors of the Corporation.

     A person giving the enclosed proxy has the power to revoke it at any time before it is exercised.

     The Corporation will bear the cost of the solicitation of proxies.
In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or by telegraph if necessary to obtain sufficient voting representation but it is not anticipated that this will be required.

                 VOTING SECURITIES OUTSTANDING AND VOTING RIGHTS

     Shares of Common Stock ($1.00 par value), 255,551 of which were outstanding as of March 7, 2000, are the only voting securities of the Corporation. Each share is entitled to one vote. Cumulative voting is not permitted.

     Only those holders of Common Stock of record at the close of business on March 16, 2000, will be entitled to vote at the meeting.

     As of March 7, 2000, Phelps M. Wood of Arcadia, California, together with members of his immediate family, certain trusts in which he has an interest, and a family limited partnership; and Patrick J Moran of Houston, Texas, each owned directly or indirectly beneficial interest in more than five percent of the Corporation's common stock. Information concerning the shares held by these stockholders is as follows:


Title     Name and Address            Amount and Nature of        Percent
of Class  of Beneficial Owner         Beneficial Ownership        of Class
________  ________________________    _______________________     _________
Common    Phelps M. Wood              4,250 shares direct         41.18%
          P.O. Box 660729             beneficial ownership;
          Arcadia, CA 91066           101,821 shares indirect
                                      beneficial ownership
                                      (See note 6 following
                                      Election of Directors
                                      below)

Common    Patrick J. Moran            36,614 shares direct        13.15%
          Suite 517                   beneficial ownership
          1221 Lamar
          Houston, Texas 77010


     Phelps M. Wood is President of Tektest Inc. and is a Director and President of the Corporation. Patrick J. Moran is President of Moran Resources Company, and is a Director and Vice President of the Corporation.

                       ELECTION OF DIRECTORS

     At the meeting six Directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualified. The Corporation has no standing nominating committee or committee performing a similar function. The shares represented by the enclosed proxy will be voted for the election as Directors of the six nominees named below unless a contrary choice is specified on the enclosed proxy. All nominees are presently Directors of the Corporation with terms expir-ing April 19, 2000 and all have agreed to serve if elected. If any nominee becomes unavailable for any reason (which event is not anticipated) the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies.


Information Concerning Nominees:

     The information appearing in the following table with respect to principal occupation, age and beneficial ownership of Common Stock of the Corporation has been furnished to the Corporation by the nominees. Ownership is given as of March 7, 2000 except as otherwise noted.


                                                  *Amount and
                                                  Nature of
                  Principal Occupation  Director  Beneficial       Percent
Name              And Age               Since     Ownership        of Class

______________    ____________________  ________  _____________    ________

Bruce L. Franke   Oil and Gas and       1999      0 shares         0.00%
                  Real Estate                     (Note 1)
                  Business And
                  Pipeline Right-
                  of-Way Maintenance
                  53 years

Ray A. Infantino  Retired Insurance     1999     7,400 shares      2.90%
                  Executive,                     (Note 2)
                  Management
                  Consultant, and
                  Investor
                  60 years

Patrick J. Moran  President of Moran    1999     33,614 shares     13.15%
                  Resources Company              (Note 3)
                  51 years

James R. Ukropina Partner O'Melveny     1999     7,400 shares      2.90%
                  & Meyers, LLP,                 (Note 4)
                  Attorneys At Law,
                  Los Angeles,
                  California
                  62 years

Phelps C. Wood    Director of Product   1999     0 shares          0.00%
                  Management at                  (Note 5)
                  eCoupons.com
                  31 years

Phelps M. Wood    President of          1980     106,071 shares    41.18%
                  Tektest, Inc.                  (Note 6)
                  (Manufacturers of
                  Electronic Testing
                  Accessories)
                  63 years

TOTAL FOR SIX DIRECTORS                          154,485           59.98%

* The Corporation has only one outstanding class of stock, that being Common Stock.

(1) Mr. Franke has been engaged in the oil and gas and real estate business and pipeline right-of-way maintenance business for over five years as a sole proprietor. Mr. Franke owns no shares of the Corporation beneficially. The Frost National Bank in Houston, Texas, as a trustee of a Trust for the benefit of Mr. Franke's mother owns 12,447 shares. While Mr. Franke has a remainder interest in that trust, he has no present beneficial ownership as currently he has no voting power, dispositive power or right to income from those shares.

(2) Mr. Infantino has been retired from his principal occupation as an insurance executive for more than five years. He now serves as a management consultant and individual investor. Of the 7,400 shares shown above which Mr. Infantino owns beneficially, 3,700 shares are owned by a contributory individual retirement account for the benefit of Mr. Infantino, and 3,700 shares are owned of record by Mr. Infantino as trustee of the Infantino Family Trust Under Agreement Dated
     October 3, 1990.

(3) Mr. Moran has been President of Moran Resources Company, an oil and gas exploration and production company, for more than five years, and prior to that time was an attorney engaged in the private practice of law. Mr. Moran owns beneficially and directly the 33,614 shares shown above. In addition, Mr. Moran shares voting power as a co-tristee of the Moran Employee Trust which owns 3,143 shares. Mr. Moran disclaims any beneficial interest in those 3,143 shares.

(4) Mr. Ukropina has been a partner with the Los Angeles, California law firm of O'Melveny & Myers LLP for more than five years. Mr. Ukropina owns the 7,400 shares shown above directly. Mr. Ukropina is also a Director of Lockheed Martin Corporation.

(5) Mr. Phelps C. Wood is currently the director of product management at eCoupons.com, a company that provides third-party promotional solutions for businesses over the Internet. Prior to joining eCoupons.com in October, 1999, Mr. Wood worked as an independent consultant, providing strategy, business development and marketing advice to early-stage companies. From April 1998 to April 1999, Mr. Wood was a senior manager of corporate development with Point Cast, Inc., an Internet news provider. From August 1996 to April 1998, Mr Wood worked as an associate at Bank of America in the Technology Corporate Finance
     Group and the Mezzanine Investment Group. Mr. Wood owns no shares directly or beneficially, but he is a limited partner in PACW Limited, a limited partnership, owning 59,461 shares described in Note 6 hereafter. Mr. Wood has no voting power or dispositive power over the shares owned by PACW Limited, but his father, Phelps M. Wood, is a general partner and has sole voting power over those shares, as described in Note 6 hereafter.

(6) As of March 7, 2000, Mr. Wood was the owner of 4,250 of the Corporation's shares. He and his wife, Beverly G. Wood, were the joint owners of an additional 300 shares. His wife also was the sole owner of record of 100 of the Corporation's shares. Mr. Wood as co-trustee of a trust settled by him and his wife has a beneficial interest in an additional 651 shares. An additional 1,030 shares are held in Individual Retirement Plan Accounts for the benefit of Mr. Wood and his wife, over which they have the power to direct investments. As trustee or co-trustee of three additional trusts, not settled by him, Mr. Wood has an indirect beneficial interest in another 38,279 shares. Mr. Wood also has an indirect beneficial interest in another 59,461 shares owned of record by PACW Limited, a Limited Partnership of which he is a partner and has sole voting power over such shares. Mr. Wood thus has a direct or indirect beneficial interest in a total of 104,071 shares, in addition to 2,000 shares he has the option to acquire within sixty (60) days pursuant to the Central Coal and Coke Corporation Directors Non-Qualified Stock Options Plan. In addition, other members of
     Mr. Wood's family collectively have an interest in approximately
     4,190 of the Corporation's shares. Mr. Wood disclaims any beneficial interest in these 4,190 shares.

Executive Officers:

     There are no Executive Officers of the Corporation who are not also Directors and listed in the table above.

     All Directors, nominees and officers as a group own 154,485 shares of the Corporation's common stock which constitute 59.98% of the stock outstanding.

     The Board of Directors held five meetings including one telephonic meeting during the last fiscal year after the current board was elected, and all incumbent Director nominees attended all meetings, in person or participated by telephonic conference call.

     The principal occupations of the six nominees over the last five years are as set forth above and in the footnotes thereto. Mr. Phelps M. Wood is the father of Mr. Phelps C. Wood. Mr. Moran and Mr. Franke are first cousins. Other than those relationships, none of the nominees has a family relationship with any other officer or director of the Corporation.

     There are no arrangements between any of the nominees for Director and any other persons pursuant to which any such nominee is proposed to be elected.

Section 16(a) Beneficial Ownership Reporting Compliance:

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and beneficial owners of more than ten percent of the Corporation's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, and furnish copies thereof to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the individuals concerned, the Corporation believes that during 1999 all Section 16(a) filing requirements applicable to such persons were complied with, except that Mr. Phelps M. Wood as a result of an inquiry conducted by the Securities and Exchange Commission (S.E.C.) discovered that he had inadvertently made a number of filings late in prior years. As part of an administrative proceeding before the S.E.C. Mr. Wood has submitted an Offer of Settlement to the S.E.C. in which he consents to the entry of a Cease and Desist Order (the "Order"), without admitting or denying the matters therein in which it was acknowledged that he failed to timely file a Form 3 reporting his holdings of the Corporation for a period of two weeks, failed to file timely for periods ranging from one week to more than nineteen years and five months twenty-three Forms 4. and failed to file timely for periods of eleven months and two weeks and three years and eleven months two Forms 5. If approved, the Order would require Mr. Wood to cease and desist from committing or causing any violations of and committing or causing, any future violations of, Section 13(d) and 16(a) of the Exchange Act and Rules 13d-1, 13d-2, 16a-2 and 16a-3 promulgated thereunder.

Compensation:

     No individual officer of the Corporation received compensation. directly or through personal benefits in excess of $100,000, and the Corporation has no Chief Executive Officer or Officer acting as a similar capacity. The aggregate direct compensation (exclusive of director's fees) of all officers of the Corporation, there being four persons in said group, amounted to $73,892 for the fiscal year ended December 31, 1999. This amount includes all salaries, commissions and bonuses received by all officers from the Corporation, and health insurance provided at the Corporation's expense. No member of this group received any securities, property, insurance benefits, reimbursements or personal benefits as additional compensation, other than as described herein. There are no compensation payments proposed to be made in the future pursuant to any plan arrangement to the members of this group. Director's fees of $2,350 in the aggregate were paid to Mr. Phelps M. Wood and Directors fees aggregating $2,250 were paid to each of the other Directors.

     The Corporation now maintains the Central Coal & Coke Corporation Directors Non-Qualified Stock Option Plan, which was approved by the Stockholders at the Annual Meeting in 1995. That Plan provides for the granting of non-qualified stock options to the Directors each year.
The exercise price of an option is the fair market value of a share on the date of the grant. In accordance with the terms of the Plan, options granted to each of the Directors in each year from 1995 through 1998.
No options were granted in 1999. A total of 25,000 shares are subject to the Plan as approved. The options are exercisable in full six months after the date of the grant and expire on May 15, 2005 unless earlier terminated in accordance with the provisions of the Plan. Options previously granted to Mr. Phelps M. Wood are included in the beneficial ownership shown in the table under "Information Concerning Nominees".
No other nominee has received any options, and all options granted to former Directors expired without being exercised.

Certain Legal Proceedings and Related Transactions:

     The 1999 annual meeting of Stockholders of the Corporation was held April 21, 1999 pursuant to notice duly sent to the Stockholders as required by law. Management had solicited proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934 to elect a slate of the incumbent Directors consisting of Leonard Noah, Gary J. Pennington, Beekman Winthrop,
Phelps M. Wood, and Ernest N. Yarnevich, Jr.

     At the meeting Stockholders present in person and by proxy elected an alternative slate of Directors consisting of Ray A. Infantino, Patrick J. Moran, Phelps C. Wood, Phelps M. Wood, and James R. Ukropina.

     The shares voted for the alternative slate of Directors totaled 171,270 shares, except for Phelps M. Wood who received votes of 327,063 shares as he received votes cast in favor of the incumbent slate nominated by management as well as the alternative slate, while votes cast in favor of the incumbent slate nominated by management were 155,792 shares for Messrs, Noah, Pennington and Yarnevich and 155,793 shares for
Mr. Winthrop. Cumulative voting was not permitted.

     At the meeting of the newly elected Board of Directors following the Stockholders meeting, the Bylaws of the Corporation were amended to increase the number of Directors to seven (7). By motion unanimously adopted, Bruce L. Franke and Beekman Winthrop were offered seats on the Board of Directors. Mr. Franke accepted and Mr. Winthrop expressed his desire to consider the matter further and notify the Board of his acceptance or rejection of the offer by the end of May.

     On May 14, 1999, Beekman Winthrop, together with a few other Stockholders, filed a lawsuit in state court in Delaware challenging the results of the election of Directors. The action styled Winthrop, et al v. Central Coal & Coke Corporation, et al, C.A. No. 17162, was pending in the Court of Chancery for the State of Delaware in and for New Castle County. The Corporation and all newly elected Directors were named as defendants, and the plaintiffs asked the court to invalidate the election of the new Board. Subsequently, on May 28, 1999 Mr. Winthrop advised the Corporation that he declined the invitation to become a Director.

     Discovery in the lawsuit proceeded, and a trial was scheduled for August 3, 1999. On July 29, 1999 the record owners of 179,009 shares of common stock of the Corporation (a majority of the outstanding shares) executed written consents which were delivered to the Corporation on July 29, 1999. Pursuant to the consents, Phelps M. Wood, Phelps C. Wood, Bruce L. Franke, Ray A. Infantino, Patrick J. Moran and James R. Ukropina were elected Directors of the Corporation, confirming the results of the election held at the Annual Meeting on April 21, 1999. The action taken by the written consents was done pursuant to Section 228 of the Delaware General Corporation Law.

     Subsequently, on August 5, 1999, the Court issued its Order of Dismissal, dismissing the lawsuit with prejudice, but retaining jurisdiction for purposes of entertaining any application for attorneys' fees and/or court costs. Legal counsel for the defendants and the plaintiffs commenced and continued settlement discussions involving the possible purchase by the Corporation of the stock in the Corporation owned by the plaintiffs and the resolution of all pending disputes. On or about November 2, 1999 the plaintiffs filed a Motion for Costs and Attorney Fees in the Action requesting the Court to grant their motion in the amount of $106,956.65 The Corporation and the other defendants contested the motion by filing briefs in opposition thereto.

     The Corporation was advised by its Delaware legal counsel in early November, 1999 that another lawsuit had been filed. This new lawsuit was filed in the United States District Court for the District of Delaware by the same plaintiffs against the Directors of the Corporation individually and the Corporation as a "Nominal Defendant." This new lawsuit also sought the removal of the Directors of the Corporation and sought other relief against the individual Directors, but did not otherwise appear to seek relief against the Corporation itself.

     On November 23, 1999 Dudley Winthrop, one of the plaintiffs and a Stockholder of the Corporation, notified the Corporation that he intended to present a resolution for consideration at the Annual Meeting of Stockholders to be held in April, 2000, and requesting that it be included in the proxy materials for that meeting. The Board of Directors of the Corporation subsequently determined to oppose the resolution and recommend to the Stockholders that they vote against it.

     On January 28, 2000 the Vice Chancellor in the Delaware state court action denied the plaintiffs' Motion for Costs and Attorneys Fees.

     Settlement discussions continued, and resulted in the execution by all parties on February 29, 2000 of an Agreement of Settlement and Release. According to the terms of this Agreement, the Corporation would purchase all shares of stock in the Corporation owned by the plaintiffs, totaling 97,231 shares for a purchase price of $33.50 per share, or aggregate consideration of $3,257,238.50. The Board of Directors of the Corporation after careful consideration concluded that $33.50 per share was a fair price under the circumstances based upon a review of the Corporation's financial statements and considering the costs and risks of continued litigation. The plaintiffs agreed not to pursue any other rights or remedies with respect to any of the pending litigation. Additionally, the plaintiffs agreed to standstill provisions whereby they would not directly or indirectly acquire any interest in the Corporation in the future or participate in any proxy solicitation or become a member of a "group" within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934 with respect to the Corporation. Additionally, the plaintiffs agreed to withdraw the stockholder proposal submitted November 23, 1999, described above, and to make no further proposals.

     The Settlement Agreement was consummated on March 6, 2000 including the closing of the purchase of the plaintiffs' shares on the basis described herein. As a result of the purchase of the plaintiffs' shares, as of March 7, 2000, there were 255,551 shares issued and outstanding.

Certain Transactions:

     The Company, pursuant to indemnification provisions in its Certificate of Incorporation and approval of its Board of Directors, reimbursed
Phelps M. Wood during 1999 for legal fees and expenses in the approximate aggregate amount of $117,955.33 in connection with the litigation and other disputes described above and the change of Directors that was the subject matter of the disputes. Mr. Wood is a Director and President of the Company.

                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of KPMG LLP has performed the annual audit of the Corporation's financial statements, provided the Corporation assistance in preparation of tax returns, and provided assistance in connection with various tax questions for the year ending December 31, 1999. A resolution will be presented to the meeting to appoint that firm, as independent public accountants, to examine the financial statements of the Corporation for the year ending December 31, 2000, and to perform other appropriate accounting services.

     The Corporation has been advised by KPMG LLP that no member of the firm has any financial interest, either direct or indirect, in the Corporation, and during the past three years they have bad no connections with the Corporation in any capacity other than that of public accountants. Representatives of that firm will not be present at the stockholders' meeting and thus will not have an opportunity to make a statement.

     If the stockholders do not appoint KPMG LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. The Corporation does not have an audit or similar committee.

     The affirmative vote of the holders of it majority of the outstanding common stock present and voting at the meeting will he required for approval of this proposal. The shares represented by the enclosed proxy will be voted in favor of the appointment of KPMG LLP, as above described, unless a contrary choice is specified on the enclosed proxy.

                        STOCKHOLDERS PROPOSALS

     In order for a proposal of a stockholder to be presented at the Company's 2001 Annual Meeting of Stockholders, it must be received at the Company's principal office in Kansas City, Missouri no later than November 22, 2000, for inclusion in the 2001 Proxy Statement. A proposal of a Stockholder to be presented at the Company's 2001 Annual Meeting of Stockholders without inclusion in the 2001 Proxy Statement should be received at the Company's principal office no later than February 4, 2001, to be timely, and if not received by that date proxies given to the Company may grant the Company discretionary authority to vote on such proposal.

                            OTHER MATTERS

While the Notice of Annual Meeting of Stockholders calls for transaction of such other business as may properly come before the meeting, or adjournments thereof, management has no knowledge of any matters to be presented for action by the stockholders at the meeting other than the above. The enclosed proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                                      By Order of the Board of Directors

                                      /s/ Ray A. Infantino

Dated March 21, 2000                  Secretary


THE ANNUAL REPORT FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION PROVIDES CERTAIN ADDITIONAL INFORMATION AND WILL BE AVAILABLE TO
STOCKHOLDERS IN APRIL. A COPY OF THIS REPORT MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

PROXY               CENTRAL COAL & COKE CORPORATION              PROXY

        127 W. 10th STREET, SUITE 666, KANSAS CITY, MISSOURI 64105

    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 2000,
              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints BRUCE L. FRANKE, RAY A. INFANTINO and PHELPS M. WOOD and each or any of them, proxies with power of substitution, to vote all stock of the undersigned at the ANNUAL MEETING OF CENTRAL COAL & COKE CORPORATION to be held April 19, 2000, and at any adjournments thereof, as described below.

1.  ELECTION OF DIRECTORS

[  ]  FOR all nominees listed below    [  ]  WITHHOLD AUTHORITY
      (except as marked to the               to vote for all nominees
      contrary below)                        listed below

     B.L. FRANKE, R.A. INFANTINO, P.J. MORAN, J.R. UKROPINA, P.C. WOOD,
     P.M. WOOD.

(Instruction: To withhold authority to vote for any individual nominee write that nominee's name of the space provided below.)

_______________________________________________________________________

2. PROPOSAL TO APPOINT KPMG LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE CORPORATION.

              [  ]  FOR      [  ]  AGAINST      [  ]  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

Name(s), address and number of shares of registered owner(s) appear on reverse side hereof.

PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


               SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.




Signature(s) _______________________________________________________ , 2000
             Please sign exactly as name(s)        Month       Day
             appear(s) below; indicating
             official position or representa-
             tive capacity where applicable
             Show address change.